Exhibit 24

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ALAN J. LACY, GLENN RICHTER, ANDREA L. ZOPP, MICHAEL W. COYNE and MICHAEL J. GRAHAM, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of up to $50,000,000 of deferred compensation obligations of the Company for issuance under the Sears, Roebuck and Co. Deferred Compensation Plan, as amended and restated to December 13, 2000 and as it has heretofore been, or hereafter may be, further amended and/or restated (the "Plan") related to deferrals of compensation by participants in the Plan while said registration statement remains effective, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as an officer of the Company to a registration statement on Form S-8 with respect to said deferred compensation obligations (the "Registration Statement"), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 13th day of October, 2004.

NAME	TITLE
/s/ Alan J. Lacy Alan J. Lacy	Director, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Glenn Richter Glenn Richter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael J. Graham Michael J. Graham	Vice President and Controller (Principal Accounting Officer)

/s/ Hall Adams, Jr. Hall Adams, Jr.	Director

/s/ William L. Bax William L. Bax	Director

/s/ Donald J. Carty Donald J. Carty	Director

/s/ W. James Farrell W. James Farrell	Director

/s/ Michael A. Miles Michael A. Miles	Director

/s/ Hugh B. Price Hugh B. Price	Director

/s/ Dorothy A. Terrell Dorothy A. Terrell	Director

/s/ Raul H. Yzaguirre Raul H. Yzaguirre	Director